Exhibit 10.22
ARCH CAPITAL GROUP LTD.
Outperformance Restricted Share Agreement

THIS AGREEMENT, dated as of __________, between Arch Capital Group Ltd. (the “Company”), a Bermuda company, and ______________ (the “Employee”).
WHEREAS, the Employee has entered into an Employment Agreement with the Company, dated ___________, as amended on ___________ (the “Employment Agreement”);
WHEREAS, the Employee has been granted the following award under the Company’s 2018 Long Term Incentive and Share Award Plan (the “Plan”);
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.
1.    Award of Shares.  Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, on _________, 2024 (the “Grant Date”) the Employee is awarded ____________ Restricted Shares (the “Award”), subject to the terms and conditions herein set forth. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2.    Terms and Conditions.  It is understood and agreed that the Award of Restricted Shares (the “Restricted Shares”) evidenced hereby is subject to the following terms and conditions:

(a)    Vesting of Award. Subject to Section 2(b) below and the other terms and conditions of this Agreement, the Restricted Shares shall become vested 33% on the first anniversary of the Grant Date, 33% on the second anniversary of the Grant Date and 34% on the third anniversary of the Grant Date, provided the Employee continues to be employed by the Company through the applicable vesting date, neither the Employee nor the Company (or any of its Affiliates) have given notice of termination for any reason under the Employment Agreement prior to the applicable vesting date, the Employee continues to satisfy in all respects the vesting conditions set forth in Exhibit A hereto through the applicable vesting date and the Employee complies with his covenants relating to confidentiality, intellectual property, and delivery of Company materials set forth in Articles 6, 7 and 8 of the Employment Agreement (which expressly survive the Employee’s termination of employment) through the applicable vesting date. Unless otherwise provided by the Company, all dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan shall be subject to the vesting schedule in this Section 2(a).

(b)    Termination of Service; Forfeiture of Unvested Shares.

(i)    In the event the Employee ceases to be employed by the Company prior to a vesting date for any reason (other than as set forth in Section 2(b)(iii) below or due to the Employee’s death or Permanent Disability (as defined in the Employment Agreement)) or the Employee or the Company (or any of its Affiliates) gives notice of termination for any reason under the Employment Agreement prior to an applicable vesting date, any unvested Restricted Shares shall be immediately forfeited. In addition, in the event the Employee does not satisfy in all respects the vesting conditions set forth in Exhibit A hereto through the applicable vesting date or the Employee fails to comply with his covenants relating to confidentiality, intellectual property, and delivery of Company materials set forth in Articles 6, 7 and 8 of the Employment Agreement through the applicable vesting date, any unvested Restricted Shares shall be immediately forfeited.

(ii)    In the event the Employee ceases to be an employee of the Company prior to the date the Restricted Shares otherwise become vested due to his or her death or Permanent Disability (as defined in the Employment Agreement), the Restricted Shares shall become immediately vested in full upon such termination of employment.

(iii)    In the event of a Change in Control (as defined in the Plan) in connection with which the Award is assumed by the surviving entity or otherwise equitably converted or substituted in connection therewith in a manner approved by the Committee or the Board and after which the Employee ceases to be an employee of the Company due to termination (A) by the Company not for Cause (as defined in the Employment Agreement) or (B) by the Employee for Good Reason (as defined in the Employment Agreement), in either case, on or before the second anniversary of the occurrence of the Change in Control, the Restricted Shares, to the extent not already vested, shall become immediately vested in full upon such termination of employment.

(iv)    For purposes of this Agreement, service with any of the Company’s Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.

(c)    Change in Control; Award Not Assumed. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Change in Control in connection with which the Award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection therewith in a manner approved by the Committee or the Board, the Award shall vest in full on the effective date of the Change in Control.
(d)     Certificates.  Each certificate issued in respect of Restricted Shares awarded hereunder shall be issued in book entry format with the Company’s transfer agent and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the “Restrictive Legend”). Upon the vesting of Restricted Shares pursuant to Section 2 hereof and the satisfaction of any withholding tax liability pursuant to

Section 5 hereof, such vested Shares, not bearing the Restrictive Legend, shall be delivered to the Employee (subject to Section 3 below).

(e)    Rights of a Stockholder.  Prior to the time a Restricted Share is fully vested hereunder, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) at the time paid on such Restricted Shares.
(f)    No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee’s employment at any time.
3.    Transfer of Shares; Holding Period. Prior to the fifth anniversary of the Grant Date, the Employee shall not transfer, or engage in any hedging transaction with respect to, any of the net vested Shares (the vested Shares remaining after payment of applicable taxes owed as a result of the vesting of the Restricted Shares) received upon vesting of the Restricted Shares; provided, however, that this transfer restriction will not apply after a Change in Control or death of the Employee. In furtherance of this obligation, the Employee shall cause the net vested Shares to be maintained in the brokerage account designated by the Company for administration of the Company’s equity-based compensation plans until at least the fifth anniversary of the Grant Date or, if earlier, death of the Employee or a Change in Control. Following expiration of the foregoing transfer restriction, the Shares delivered hereunder, or any interest therein, may only be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws and the terms and conditions hereof.

4.    Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of Shares.

5.    Withholding. No later than the date of vesting of (or the date of an election by the Employee under Section 83(b) of the Code with respect to) the Award granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld at such time.

6.    References.  References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

7.    Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attn.: Secretary
If to the Employee:
To the last address delivered to the Company by the
Employee in the manner set forth herein.
8.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

9.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of this Agreement.

10.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.

11.    Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
ARCH CAPITAL GROUP LTD.

By: /s/ François Morin
    Name: François Morin
    Title: EVP, CFO & Treasurer

_________________________________

By accepting this grant on-line, I hereby acknowledge that I have read and agree to the terms and conditions of the grant and of the 2018 Long Term Incentive and Share Award Plan (“Plan”) and that this shall constitute the same as my written signature. I also acknowledge that I have received a copy of the Plan Prospectus and a copy of the supplemental summary and prospectus for the country where I’m based (“Supplemental Prospectus”), if applicable. Copies of the Plan, the Plan Prospectus and Supplemental Prospectus can be found in the “Messages” link of your account at Charles Schwab.

Exhibit A
Vesting Conditions
I. Competition Condition. In the event the Employee shall, at any time prior to vesting of the Restricted Shares, directly or indirectly, own, manage, control, participate in, consult with, be employed by, render services for or in any manner engage in any Competitive Business (as defined below), the Restricted Shares, to the extent not vested, shall be immediately forfeited.

For purposes hereof, “Competitive Business” means (i) any business competing with the businesses of the Company or any Company Affiliates (as defined below) as such businesses exist or are in process as of the date the Employee’s employment with the Company terminates, and (ii) any business that is materially competitive with the businesses that (I) are at the time in question being conducted by the Company or any Company Affiliates with which the Employee was involved to a material extent, or (II) were, during the Employee’s employment, either being conducted by, or being actively developed by, the Company or any Company Affiliates with which the Employee was involved to a material extent. It shall not be considered Competitive Business for the Employee to be a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Employee has no active participation in the business of such corporation.

“Company Affiliate” means any Person (as defined below), directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with the Company. For purposes hereof, (a) “Control” means the ownership, directly or indirectly, of (i) in the case of a corporation, Voting Securities (as defined below) representing 50% or more of the total voting power or value of all the then outstanding Voting Securities of such corporation or (ii) in the case of a partnership, limited liability company, association or other business entity (“Business Entity”), 50% or more of the partnership or other similar ownership interest of such Business Entity; and (b) “Voting Security” means any security of a corporation which carries the right to vote generally in the election of directors. For purposes of the definition of “Control,” (x) a Person will be deemed to have a 50% or more ownership interest in a Business Entity if such Person is allocated 50% or more of Business Entity gains or losses or controls the managing director or member or general partner of such Business Entity; and (y) “Controlling” and “Controlled” have meanings correlative thereto. “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

II. Solicitation Condition. In the event the Employee shall, at any time prior to vesting of the Restricted Shares, directly or indirectly, (a) induce or attempt to induce any Relevant Employee (as defined below) of the Company or any Company Affiliate to leave the employ of the Company or a Company Affiliate, or in any way interfere with the relationship between the Company or a Company Affiliate and any Relevant Employee thereof or otherwise employ or receive the services of any individual who was a Relevant Employee of the Company or any Company Affiliate within the twelve-month period prior to such employment or receipt of services, or (b) induce or attempt to induce any Restricted Customer (as defined below) to cease doing business with the Company or any Company Affiliate, then, in any such case, the Restricted Shares, to the extent not vested, shall be immediately forfeited.

For purposes of this Agreement, a “Relevant Employee” shall mean a director, officer, underwriter or manager of the Company or a Company Affiliate. A “Restricted Customer” shall mean any firm, company or Person who was a customer, investor, supplier, client, insured, reinsured, reinsurer, broker, agent, licensee or other business relation of the Company or a Company Affiliate and with whom the Employee had material dealings.

III. Disparagement. In the event that, at any time prior to vesting of the Restricted Shares, the Employee disparages or encourages or induces others to disparage the Company, any Company Affiliates or any of their respective employees that were employed during the Employee’s employment with the Company, or any of their respective past and present, officers, directors, products or services (the “Company Parties”) then, the Restricted Shares, to the extent not vested, shall be immediately forfeited. For purposes of this paragraph, the term “disparage” includes, without limitation, comments or statements to the press, over the Internet, to the Company or its employees or to any individual or entity with whom the Company has a business relationship (including, without limitation, any vendor, supplier, customer, distributor, shareholder or stock market analyst), or any public statement, that in each case is intended to, or can be reasonably expected to, damage any of the Company Parties in more than a de minimis manner. Notwithstanding the foregoing, forfeiture of the Restricted Shares shall not occur as a result of the Employee making any truthful statement to the extent, but only to the extent, (A) necessary with respect to any litigation, arbitration or mediation involving this Agreement, in the forum in which such litigation, arbitration or mediation properly takes place or (B) required by law, legal process or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction over the Employee. Further, forfeiture of the Restricted Shares shall not occur as a result of the Employee making any disclosure of information or documents to any governmental agency or legislative body, any self-regulatory organization, the Legal Department of the Company, and/or pursuant to the whistleblower provisions of the Dodd-Frank Act or Sarbanes-Oxley Act.

IV. Effect of Failure to Satisfy Conditions. For the avoidance of doubt, in the event the Employee fails to satisfy any of the conditions on vesting set forth in this Exhibit A by engaging in the conduct set forth herein, the sole consequence under this Agreement shall be that the Restricted Shares, to the extent not vested, will be immediately forfeited. Notwithstanding the foregoing, the Employment Agreement, including the restrictive covenants set forth therein, shall remain in full force and effect in accordance with the terms thereof.